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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) August 5, 1999


                       NEW DIRECTIONS MANUFACTURING, INC.
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State or other jurisdiction of incorporation)


          000-22855                                      86-0671974
  (Commission File Number)                 (IRS Employer Identification No.)


2940 W. Willetta Street, Phoenix, Arizona                   85009
(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:  (602) 352-1165


                                      N/A
          (Former name or former address, if changed since last report)
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ITEM 5.  RESIGNATION OF REGISTRANT'S OFFICER

         On August 1, 1999, Mr. Donald A. Metke tendered his resignation from the Registrant from his positions of President, Chief Executive Officer, and Chief Financial Officer due to semi-retirement. Mr. Metke remains a director on the Board of Directors of Registrant. Mr. Metke will act as a consultant to the Registrant from August 1, 1999 through December 31, 1999 to ease the transition to new management, as well as a consultant from January 1, 2000 through December 31, 2003 on a more limited basis. The Registrant is repurchasing all shares of common stock of the Registrant owned by Mr. Metke from Mr. Metke on an installment basis. The Board has named Mr. Sean Lee, a director of the Registrant, to replace Mr. Metke. A copy of Mr. Metke's letter of resignation is included herewith.
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           SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 5, 1999             NEW DIRECTIONS MANUFACTURING, INC.



                                  /s/ Sean F. Lee
                                  ---------------------------------------------
                                  By: Sean F. Lee
                                  Its: President, Chief Executive Officer,
                                  Chief Financial Officer, and Director
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                 [NEW DIRECTIONS MANUFACTURING INC. LETTERHEAD]




Effective August 1, 1999, in conjunction with the Separation Agreement, I am resigning from all officer positions held with New Directions Manufacturing, Inc., including President, Chief Executive Officer, and Chief Financial Officer.



                                    /s/ Donald A. Metke
                                    -----------------------------------------
                                    Donald A. Metke